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                                                                    Exhibit 24.2


                                  TEXTRON INC.

                       Assistant Secretary's Certificate


     I, ANN T. WILLAMAN, a duly elected Assistant Secretary of TEXTRON INC., a Delaware corporation (the "Corporation"), do hereby certify to the following:

1. That set forth below is a true and correct copy of a resolution passed at a meeting of the Corporation's Board of Directors held on May 26, 1999 at which a quorum was present and voted throughout, which resolution relates to a registration statement on Form S-5 ("Registration Statement") for the registration under the Securities Act of 1933 of up to $2,000,000,000 of securities of the Corporation:

          RESOLVED, that the Designated Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing Wayne W. Juchatz, Arnold M. Friedman and Michael D. Cahn, or any of them, to act as attorneys-in-fact for the Corporation for the purpose of executing and filing with the Commission, in its name and on its behalf, any such Registration Statement and Exchange Act Registration Statement and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto and other documents in connection therewith.

2. That the foregoing resolution has been neither modified nor amended, and remains in full force and effect as of the date hereof; and

3. That the Board of Directors has designated the Chairman, President and any Vice President as "Designated Officers" for the purposes of the foregoing resolution.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate seal this 4th day of August 1999.


CORPORATE SEAL


                                             /s/ Ann T. Willaman
                                             -----------------------------------
                                             Assistant Secretary